Calculation of Filing Fee Tables
S-4
AMAZON COM INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	457(a)	19,161,370		$ 4,704,385,154.64	0.0001381	$ 649,675.59
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,704,385,154.64		$ 649,675.59
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 649,675.59
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The Amount Registered represents the maximum number of shares of common stock, par value $0.01 per share ("Amazon common stock"), of Amazon.com, Inc. (the "Registrant") estimated to be registered pursuant to this registration statement on Form S-4 (this "Registration Statement") and issuable upon completion of the first merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of April 13, 2026 (the "Merger Agreement"), by and among the Registrant, Grapefruit Acquisition Sub I, Inc., Grapefruit Acquisition Sub II, LLC and Globalstar, Inc. ("Globalstar") (as described in this Registration Statement) based upon the product of (a) the exchange ratio of 0.3210 shares of Amazon common stock per share of Globalstar common stock, par value $0.0001 per share ("Globalstar common stock"), and (b) 59,692,744 shares of Globalstar common stock, the estimated maximum number of shares of Globalstar common stock that may be exchanged or converted for the securities being registered assuming that all the holders of Globalstar common stock elect to receive stock consideration, comprising (i) the sum of (1) 129,563,456 shares of Globalstar common stock issued and outstanding as of July 30, 2026, (2) 3,607,094 shares of Globalstar common stock underlying the warrants of Globalstar, (3) 481,152 shares of Globalstar common stock underlying options of Globalstar, (4) 10,153 shares of Globalstar common stock underlying the Globalstar unvested restricted stock units, and (5) 89,138 shares of Globalstar common stock underlying performance-based restricted stock unit awards of Globalstar, less (ii) 74,058,249 shares of Globalstar common stock held by stockholders affiliated with Thermo Funding II, LLC (the "Supporting Stockholders"). For the avoidance of doubt, the Supporting Stockholders will not receive, through the conversion of the Globalstar common stock they hold, any shares of Amazon common stock that are registered pursuant to this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Amazon common stock that may be issued because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and similar transactions. The Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act. Such amount was calculated as the product of (x) $78.81, the average of the high and low prices of Globalstar common stock as reported on The Nasdaq Stock Market LLC on July 28, 2026, and (y) 59,692,744 the estimated maximum number of shares of Globalstar common stock that may be exchanged or converted for the securities being registered.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
59,692,744	$ 78.81	$ 4,704,385,154.64			$ 4,704,385,154.64

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date